UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

Enfusion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40949	87-1268462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Clark Street, Suite 750, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 253-9800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	ENFN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 10, 2025, Enfusion, Inc. (the “Company” or “Enfusion”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Enfusion Ltd. LLC, a Delaware limited liability company and subsidiary of the Company (the “Operating Company”), Clearwater Analytics Holdings, Inc., a Delaware corporation (“Parent” or “Clearwater”), Poseidon Acquirer, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Acquirer”), Poseidon Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Poseidon Merger Sub II, LLC, a Delaware limited liability company and an indirect subsidiary of Parent (“Merger Sub II”).

The Merger Agreement provides, among other things and on the terms and subject to the conditions of the Merger Agreement, that (i) Merger Sub II will merge with and into the Operating Company (the “LLC Merger”), with the Operating Company surviving the LLC Merger as a wholly-owned subsidiary of Parent; (ii) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirectly wholly-owned subsidiary of Parent (the “Surviving Corporation”); and (iii) subject to the satisfaction of each of the Second Merger Conditions as of the Closing Date but before the effective time of the Merger, the Surviving Corporation will be merged with and into Acquirer (the “Second Merger”, and together with the Merger, the “Corporate Mergers”, and the Corporate Mergers together with the LLC Merger, the “Mergers”), with Acquirer surviving the Second Merger. If the Second Merger does not occur, references to the “Mergers” shall mean the Merger and the LLC Merger.

At the respective effective times of each Merger:

i.	each share of the Company’s Class A Common Stock outstanding as of immediately prior the effective time of the Merger (except as otherwise provided in the Merger Agreement) will be converted into the right, at the election of the holder of such share pursuant to the procedures set forth in the Merger Agreement, to receive either (i) the Per Share Mixed Consideration, (ii) the Per Share Stock Consideration or (iii) the Per Share Cash Consideration (each as defined in the Merger Agreement); and

ii.	each common unit of the Operating Company outstanding as of immediately prior to the effective time of the LLC Merger (except as otherwise provided in the Merger Agreement) will be converted into the right, at the election of the holder of such unit pursuant to the procedures set forth in the Merger Agreement, to receive either (i) the Per Share Mixed Consideration, (ii) the Per Share Stock Consideration or (iii) the Per Share Cash Consideration (each as defined in the Merger Agreement).

If the Mergers are consummated, the Company’s Class A Common Stock will be delisted from The New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Parent’s Class A Common Stock (the “Parent Common Stock”) is listed on The New York Stock Exchange under the ticker symbol “CWAN.” Pursuant to the Merger Agreement, Parent will apply for the Parent Common Stock to be issued in connection with the Mergers to be listed on the New York Stock Exchange following the closing of the Mergers.

A special committee (the “Special Committee”) of the board of directors of the Company (the “Board”), comprised of disinterested and independent members of the Board, unanimously (a) determined that the terms and conditions of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders, and (b) recommended that the Board adopt resolutions declaring that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders, adopting and approving the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, and recommending that the stockholders of the Company vote their shares in favor of adopting the Merger Agreement at a special meeting of the stockholders of the Company.

Thereafter, the Board, upon the unanimous recommendation of the Special Committee, unanimously (i) determined that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) adopted and approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, and (iii) directed that the Merger Agreement be submitted to the Company’s stockholders entitled to vote thereon for adoption thereby and resolved to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Mergers.

Treatment of Company Equity Awards; Company ESPP

Immediately prior to the effective time of the Merger, (i) each outstanding option, whether vested or unvested, to purchase shares of Company Common Stock (as defined in the Merger Agreement) that was granted under the Company Stock Plan (as defined in the Merger Agreement) (each, a “Company Stock Option”) that has a per share exercise price that is less than the Per Share Cash Consideration (as defined in the Merger Agreement) (each, an “In-the-Money Company Stock Option”) will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the excess of the Per Share Cash Consideration over the per share exercise price of such In-the-Money Company Stock Option by (b) the number of shares of Company Common Stock subject to such In-the-Money Company Stock Option as of immediately prior to the effective time of the Merger; and (ii) each outstanding Company Stock Option that has a per share exercise price that is equal to or greater than the Per Share Cash Consideration will be canceled for no consideration.

Immediately prior to the effective time of the Merger, (i) each outstanding restricted stock unit covering shares of Company Common Stock that is subject to vesting conditions based solely on continued employment or service that was granted under the Company Stock Plan (each, a “Company RSU”) that is then vested or that vests as a result of the consummation of the Mergers (each, a “Vested Company RSU”) will be canceled and converted into the right to receive, subject to applicable withholding taxes, the per share Merger Consideration (as defined in the Merger Agreement) in respect of each share of Company Common Stock subject to such Vested Company RSU in the form determined at the election of the holder pursuant to the procedures set forth in the Merger Agreement; and (ii) each Company RSU that is not then vested and does not vest as a result of the consummation of the Mergers (each, an “Unvested Company RSU”) will be assumed by Parent and converted into a restricted stock unit award (a) with respect to a number of shares of Parent Common Stock equal to the product, rounded up to the nearest whole share, obtained by multiplying (1) the number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the effective time of the Merger by (2) the Exchange Ratio (as defined in the Merger Agreement) and (b) subject to the same terms and conditions as applied to the corresponding Unvested Company RSU as of immediately prior to the effective time of the Merger.

Immediately prior to the effective time of the Merger, each restricted stock unit covering shares of Company Common Stock subject, in whole or in part, to performance-based vesting conditions, including performance goals or metrics, that was granted under the Company Stock Plan (each, a “Company PSU”) will vest to the extent set forth in the applicable award agreement relating to such Company PSU and be canceled and converted into the right to receive, subject to applicable withholding taxes, the Per Share Mixed Consideration in respect of each share of Company Common Stock subject to any such Company PSU that vests in accordance with its terms at the effective time of the Merger (with the applicable performance conditions being deemed achieved based on the Per Share Mixed Consideration in accordance with the applicable award agreement). Any Company PSU or portion thereof that does not vest at the effective time of the Merger in accordance with its terms will be canceled for no consideration as of the effective time of the Merger.

As soon as reasonably practicable, the Company shall take all actions to ensure that, after the date of the Merger Agreement and subject to the occurrence of the effective time of the Merger, (i) no new offering or purchase periods under the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”) will commence, (ii) no new participants be permitted into the ESPP, and (iii) the existing participants in the ESPP may not increase their elections with respect to the offering or purchase periods then in effect. Further, as soon as reasonably practicable after the date of the Merger Agreement, the Company will take all required actions to provide that, with respect to the ESPP: (a) the exercise date for any offering or purchase period in effect as of the date of the Merger Agreement will be the earlier of the original exercise date for such offering or purchase period and the date that is sixty (60) calendar days after the date of the Merger Agreement (the “Final Exercise Date”), (b) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase shares of Company Common Stock in accordance with the ESPP as of the Final Exercise Date or, to the extent not used to purchase shares of Company Common Stock in accordance with the ESPP prior to the effective time of the Merger, will be refunded to such participant through the Company’s payroll system no later than ten (10) Business Days after the Final Exercise Date, without interest, and (c) the ESPP will terminate on the date immediately prior to the date on which the effective time of the Merger occurs. All shares of Company Common Stock purchased on the Final Exercise Date will be canceled at the effective time of the Merger and converted into the right to receive the Merger Consideration.

Conditions to the Mergers

The completion of the Mergers is subject to the satisfaction or waiver of certain customary mutual closing conditions, including (a) the adoption of the Merger Agreement by the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, voting as a single class (the “Stockholder Approval”), (b) the absence of any order or other action that is in effect (whether temporary, preliminary or permanent) by a governmental authority restraining, enjoining or otherwise prohibiting the consummation of the Mergers or applicable law that is in effect that makes consummation of the Mergers illegal or otherwise prohibited, (c) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any agreement with any governmental authority not to consummate the Mergers and (d) the effectiveness of the registration statement on Form S-4 to be filed by Parent in connection with the Mergers. The obligation of each party to consummate the Mergers is also conditioned on the other party’s representations and warranties being true and correct (subject to certain customary materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement. In addition, (i) Parent, Acquirer, Merger Sub and Merger Sub II’s obligation to consummate the Mergers is conditioned upon there not having occurred a Company Material Adverse Effect (as defined in the Merger Agreement) and the absence of certain Burdensome Conditions (as defined in the Merger Agreement) specified in the Merger Agreement and (ii) the Company’s obligation to consummate the Mergers is conditioned upon there not having occurred a Parent Material Adverse Effect (as defined in the Merger Agreement).

Termination

The Merger Agreement contains termination rights for each of the Company and Parent, including, among others, (a) if the consummation of the Mergers does not occur on or before July 9, 2025, (b) if any order prohibiting the Mergers has become final and non-appealable, (c) if the Stockholder Approval is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such Stockholder Approval, and (d) subject to certain conditions, (i) by Parent, prior to the receipt of the Stockholder Approval, if (x) the Board, acting upon the recommendation of the Special Committee, changes its recommendation in favor of the Mergers or (y) the Company has materially breached its non-solicitation obligations with respect to alternative acquisition proposals from third parties under the Merger Agreement or (ii) by the Company, prior to the receipt of the Stockholder Approval, if the Company wishes to terminate the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal (as defined in the Merger Agreement). The Company and Parent may also terminate the Merger Agreement by mutual written consent.

The Company is required to pay Parent a termination fee of $52,325,000 in cash on termination of the Merger Agreement under specified circumstances, including, among others, termination by Parent in the event that the Board, acting upon the recommendation of the Special Committee, changes its recommendation in favor of the Merger or termination by the Company to enter into a definitive agreement providing for a Superior Proposal. The Merger Agreement also provides that, in certain circumstances, each party may seek to compel the other parties to specifically perform their obligations under the Merger Agreement.

Financing of the Merger

Parent has obtained commitments of $1.0 billion in new debt financing, subject to customary conditions, to fund, together with cash on hand, the cash portion of the aggregate merger consideration payable under the Merger Agreement and fees and expenses related to the Mergers. The receipt of financing by Parent is not a condition to the Parent’s obligation to complete the Mergers.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties of the Company, Parent, Acquirer, Merger Sub and Merger Sub II, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, Parent, Acquirer, Merger Sub and Merger Sub II, including covenants relating to the Company conducting its and its subsidiaries’ business in the ordinary course, preserving its business organizations substantially intact, preserving existing material business relationships substantially intact and refraining from taking certain actions without Parent’s consent, subject to certain exceptions. The Company and Parent also agreed to use their respective reasonable best efforts to cause the Mergers to be consummated.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the effective time of the Merger, the Company will be subject to certain restrictions on its ability to solicit certain alternative acquisition proposals from third parties, provide non-public information to third parties and engage in discussions or enter into agreements with third parties regarding certain alternative acquisition proposals, subject to customary exceptions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement and the above description have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about the Company, the Operating Company, Parent, Acquirer, Merger Sub, Merger Sub II or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures. Accordingly, the Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Operating Company, Parent, Acquirer, Merger Sub and Merger Sub II and the transactions contemplated by the Merger Agreement that will be contained in or attached as annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in other filings that the Company and Parent have made or will make with the U.S. Securities and Exchange Commission (the “SEC”), including the Annual Reports on Form 10-K of each of the Company and Parent.

Support Agreements

In connection with entering into the Merger Agreement, on January 10, 2025, Parent entered into Support Agreements with each of FTV IV, L.P., a Delaware limited partnership, FTV Investment Holdings, L.P., a Delaware limited partnership, ISP V-B EF LP, a Delaware limited partnership, ISP V Main Fund EF LLC, a Delaware limited liability company, ICONIQ Strategic Partners V, L.P., a Cayman Islands exempted limited partnership, ICONIQ Strategic Partners V-B, L.P., a Cayman Islands exempted limited partnership, Oleg Movchan and CSL Tech Holdings, LLC, a Nevada limited liability company, each a stockholder of the Company (collectively, the “Significant Stockholders”, and such agreements, the “Support Agreements”). The Support Agreements generally require that the Significant Stockholders vote their Subject Shares (as defined in each Support Agreement), which represent, in the aggregate approximately 45% of the total voting power of the Company, in favor of the adoption of the Merger Agreement and against any competing acquisition proposals, and take certain other actions in furtherance of the transactions contemplated by the Merger Agreement, in each case, subject to the limitations set forth in each Support Agreement.

Subject to certain exceptions, the Support Agreements prohibit transfers by the Significant Stockholders of any of their Subject Shares prior to the termination of the Support Agreements and other actions that would impair their ability to fulfill their obligations under the Support Agreements.

The foregoing summary of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Support Agreement filed as Exhibit 99.1 hereto and incorporated herein by reference.

Amendment to Tax Receivable Agreement

Under the existing Tax Receivables Agreement, dated October 19, 2021, among the Company, the Operating Company, FTV IV, L.P., a Delaware limited partnership, CSL Tech Holdings, LLC, a Nevada limited liability company, ISP V-B EF LP, a Delaware limited partnership, ISP V Main Fund EF LLC, a Delaware limited liability company (collectively, excluding the Operating Company, the “TRA Amendment Parties”), and each of the other persons from time to time party thereto (together with the TRA Amendment Parties, the “TRA Holders” and such agreement, the “TRA”), the TRA Holders are entitled to receive 85% of the benefits, if any, that the Company actually realizes, or is deemed to realize (calculated using certain assumptions), as a result of certain transactions, including the Mergers. In connection with entering into the Merger Agreement, on January 10, 2025, the Company, the Operating Company and the TRA Amendment Parties entered into Amendment No. 1 to the Tax Receivable Agreement (the “TRA Amendment”), pursuant to which, among other things, at the effective time of the Merger, the TRA will automatically terminate and the Company will pay an aggregate of $30 million to the TRA Payment Recipients (as defined in the TRA). In the event the Merger Agreement is terminated in accordance with its terms prior to the consummation of the Mergers, the TRA Amendment will be void and have no further force and effect.

The foregoing description of the TRA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the TRA Amendment, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On January 13, 2024, the Company announced preliminary full year 2024 revenue of approximately $201-202 million and preliminary annual recurring revenue (ARR) as of December 31, 2024 of approximately $210-211 million.

The information in this Item 2.02 is unaudited and preliminary, and does not present all information necessary for an understanding of the Company’s results of operations for the fiscal year ended December 31, 2024, or financial condition as of December 31, 2024. The audit of the Company’s financial statements for the year ended December 31, 2024 is ongoing and could result in changes to the information in this Item 2.02.

The information in this Item 2.02 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On January 13, 2025, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Parent will file with the SEC a registration statement on Form S-4 to register the shares of Parent Common Stock to be issued pursuant to the transaction (the “registration statement”), which will include a proxy statement of Enfusion and constitute a prospectus of Parent (the “joint proxy statement/prospectus”). Each of Enfusion and Parent may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Enfusion or Parent may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Enfusion. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the registration statement and joint proxy statement/prospectus (when available) and other documents containing important information about Enfusion, Parent and the proposed transaction once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Enfusion will be available free of charge on Enfusion’s website at https://ir.enfusion.com. Copies of the documents filed with the SEC by Parent will be available free of charge on Parent’s website at https://investors.clearwateranalytics.com.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation

Enfusion, Clearwater and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus (when available) and other materials to be filed with the SEC. Additional information about Enfusion’s directors and executive officers is available in Enfusion’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2024 (the “Enfusion Annual Meeting Proxy Statement”). Additional information about Clearwater’s directors and executive officers is available in Clearwater’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2024 (the “Clearwater Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Enfusion Annual Meeting Proxy Statement or Clearwater Annual Meeting Proxy Statement, such information has been or will be reflected in Enfusion’s or Clearwater’s, as applicable, Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You can obtain free copies of these documents from Enfusion or Clearwater, as applicable, using the contact information above.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. All statements other than statements of historical facts contained in this communication, including statements regarding the proposed transaction and its expected timing, completion and effects, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,”, “believes,” “estimates,” “expects,” “plans,” “potential,” “will,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions.

Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, (a) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (b) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (c) potential delays in consummating the proposed transaction; (d) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; (e) the possibility that the Company’s stockholders may not approve the proposed transaction; (f) the ability of the Company or of Clearwater to timely and successfully achieve the anticipated benefits of the proposed transaction; (g) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (h) the Company’s or Clearwater’s ability to implement its respective business strategy; (i) significant transaction costs associated with the proposed transaction; (j) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (k) potential litigation relating to the proposed transaction; (l) the risk that disruptions from the proposed transaction will harm the Company’s or Clearwater’s business, including current plans and operations; (m) the ability of the Company or of Clearwater to retain and hire key personnel; (n) potential adverse reactions or changes to business relationships of the Company or of Clearwater resulting from the announcement or completion of the proposed transaction; (o) legislative, regulatory and economic developments affecting the Company’s or Clearwater’s business; (p) general economic and market developments and conditions; (q) the legal, regulatory and tax regimes under which the Company or Clearwater operates; (r) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s or Clearwater’s financial performance; (s) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s Class A common stock or Clearwater’s Class A common stock; (t) restrictions during the pendency of the proposed transaction that may impact the Company’s or Clearwater’s ability to pursue certain business opportunities or strategic transactions; (u) Clearwater’s ability to successfully integrate the Company’s operations into Clearwater’s business; (v) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, and (w) the finalization and audit of Enfusion’s 2024 fiscal year financial results which could potentially result in changes or adjustments to the preliminary financial results presented herein, as well as the Company’s or Clearwater’s response to any of the aforementioned factors. These risks, as well as other risks related to the proposed transaction, will be included in the registration statement on Form S-4 and joint proxy/statement prospectus that will be filed with the SEC in connection with the proposed transaction.

For information regarding other factors that could cause the Company’s or Clearwater’s results to vary from expectations, please see the “Risk Factors” section of the Company’s and Clearwater’s respective periodic report filings with the SEC, including but not limited to the Company’s and Clearwater’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K as well as other documents that may be filed by the Company and by Clearwater from time to time with the SEC. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. The statements in this communication are made only as of the date hereof. Neither the Company nor Clearwater undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 – Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 10, 2025, by and among Enfusion, Inc., the Operating Company, Parent, Acquirer, Merger Sub and Merger Sub II.*
10.1	Amendment No. 1 to Tax Receivable Agreement, dated as of January 10, 2025, by and among Enfusion, Inc. and the persons identified therein.*
99.1	Form of Support Agreement.
99.2	Press Release of Enfusion, Inc. and Clearwater Analytics Holdings, Inc. issued on January 13, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*All schedules to the Merger Agreement and TRA Amendment have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2025	ENFUSION, INC.

	By:	/s/ Oleg Movchan
	Name:	Oleg Movchan
	Title:	Chief Executive Officer